UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2006
BANKATLANTIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	34-027228	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida		33309

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 954-940-5000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 31, 2006, Alan B. Levan, Chairman and Chief Executive Officer of BankAtlantic Bancorp, Inc. (the “Company”), and John E. Abdo, Vice-Chairman of the Company, each entered into Rule 10b5-1 trading plans (the “Plans”) providing for the sale by each of up to 90,000 shares of the Company’s Class A Common Stock during the terms of the Plans. Sales will be made on predetermined dates each month if prices are in excess of a specified minimum amount. The Plans allow for cumulating shares not sold in a given month for sale the following two months if the price of the stock is not above the specified minimum price and for a reduction of the minimum price upon certain events. Neither Messrs. Levan or Abdo will have any further control over the timing of any sales under the Plans. Mr. Levan’s Plan takes effect July 2, 2006 and expires September 7, 2007. Mr. Abdo’s Plan takes effect July 15, 2006 and expires September 17, 2007.
     The Plans are intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.
Date: June 5, 2006	By:	/s/ James A. White
		Name:	James A. White
		Title:	Chief Financial Officer

3